Exhibit 32.1

CERTIFICATION

In connection with the quarterly report of Fortified Holdings Corp. (the “Company”) on Form 10-QSB for the period ended April 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Repot”), I, Dennis Mee, Principal Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), that:

1.	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the periods covered by the Quarterly Report.

Date: June 14, 2007
	By:	/s/ Dennis Mee
Dennis Mee
Principal Executive Officer